UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K/A
(Amendment No. 1)
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 13, 2025

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Units	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K for Brookdale Senior Living Inc. (the “Company”) filed on April 14, 2025 (the “Original Filing”) solely to reflect the compensation arrangements approved in connection with the appointments of Denise W. Warren as Interim Chief Executive Officer and Ms. Warren, Dawn L. Kussow, and Chad C. White to the Office of the CEO as disclosed in the Original Filing. No other changes have been made to the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of Ms. Warren as Interim Chief Executive Officer and Mses. Warren and Kussow and Mr. White to the Office of the CEO, the Compensation Committee (the “Committee”) of the Board approved the following additional compensation arrangements on April 27, 2025. For Ms. Warren, she will be paid $85,000 per month for each month she serves as Interim Chief Executive Officer (to be effective as of April 13, 2025), to be prorated for any partial month of service. The Committee also granted her 158,730 time-based restricted stock units ("RSUs") based on the grant date value on April 25, 2025. The RSUs will be subject to vesting on the earlier of the following: (1) the one year anniversary of the grant date; (2) the start date of a new Chief Executive Officer of the Company; or (3) upon Ms. Warren’s termination following a change in control. During her service as Interim Chief Executive Officer and as a member of the Office of the CEO, Ms. Warren will not participate in the compensation program for non-employee directors and will not separately receive compensation for her service as Chairman.

For Ms. Kussow and Mr. White, they will each be paid $100,000 as a special performance bonus. In addition, the 2025 target annual incentive opportunity previously established for each of Ms. Kussow and Mr. White will be increased by $250,000, subject to the terms of the 2025 annual incentive plan, with the actual amount to be earned to be based on the level of achievement of the financial and strategic performance objectives previously approved by the Committee as described under “Compensation Discussion and Analysis—2025 Compensation Decisions” under Item 11, Part III in the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 29, 2025, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	May 1, 2025	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary